Exhibit 99.1

                                                          For Immediate Release




                              FOR IMMEDIATE RELEASE

                    LIBERTY TECHNOLOGIES, INC. COMPLETES SALE
                 OF ITS NONDESTRUCTIVE TESTING SERVICES BUSINESS
                         TO GENERAL ELECTRIC SUBSIDIARY

     CONSHOHOCKEN, PA (October 30, 1997) . . . Liberty Technologies, Inc. (NASDAQ: LIBT) today announced that it had completed the sale of the nondestructive evaluation testing services portion of its Liberty Technical Services (LTS) business unit to a subsidiary of General Electric Company (NYSE:
GE) for $13.6 million in cash, plus the assumption of certain operating liabilities totaling approximately $1.3 million.

     The purchase price is subject to reduction based on the balance sheet as of closing, and 10% of the purchase price will be held in escrow to secure Liberty Technologies, Inc.'s indemnification liabilities.

     Liberty Technologies will continue to own the Nuclear Service group of LTS, as well as the Condition Monitoring and RADView product businesses.

     Liberty Technologies is a worldwide provider of innovative products and services that improve industrial productivity and safety. Internet address: libertytech.com or e-mail: libertytech@P3.net.

     For further information please contact Dan Clare of Liberty Technologies at
(610) 834-0330 or Jan Smith of General Electric at (518) 385-3072.